Exhibit 99.2

ICT Group, Inc.

Reconciliation Tables for Investor Presentation on March 1, 2006

About Non-GAAP Financial Measures

Management uses certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted net income, EBITDA, adjusted EBITDA, EBIT, adjusted EBIT, adjusted diluted earnings per share, free cash flow, adjusted free cash flow and adjusted income tax effective rate. Reconciliation tables for the other non-GAAP measures are presented below.

Free Cash Flow and Adjusted Free Cash Flow

Free cash flow is an additional measurement used by management to evaluate the liquidity of the business. Free cash flow measures operating cash flows less purchases of property and equipment. In addition, management also evaluates liquidity using an adjusted free cash flow measurement, which excludes the cash flows associated with litigation settlement payments and recoveries.

The reconciliation of operating cash flows to free cash flow and adjusted free cash flow is as follows:

For the year ended December 31, 2005 (in thousands) (unaudited)
Cash flows provided by operating activities	$26,093
Less: Purchases of property and equipment	(21,132)

Free Cash Flow		$4,961
Cash flows associated with litigation settlement payments (1)		7,865
Adjusted Free Cash Flow		$12,826

(1)	Cash flows associated with the litigation settlement payments reflect the $14,750 settlement amount paid less the $6,885 of insurance proceeds received.

Adjusted Net Income and Adjusted Diluted Earnings per Share

The following table shows a reconciliation of net income to adjusted net income. The calculation of adjusted diluted earnings per share is also shown. Management uses these measurements to evaluate the profitability of the business. The adjusted net income and adjusted diluted earnings per share excludes the effects of litigation costs (recoveries) as well as certain tax adjustments.

(in thousands) (unaudited) For the fiscal quarters ended:	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005
Net income (loss), as reported	$224	$350	$276	$(3,543)	$1,064	$1,744	$5,472	$3,895
Addback:
Litigation costs (recoveries)	560	445	887	8,446	477	91	(4,064)	(115)
Tax effect of litigation costs (recoveries), and income tax adjustments	(184)	(146)	(293)	(2,995)	(143)	(27)	873	28

Adjusted net income	$600	$649	$870	$1,908	$1,398	$1,808	$2,281	$3,808
Shares used to compute diluted earnings per share	12,953	12,918	12,849	12,873	12,911	12,897	12,981	13,098
Adjusted diluted earnings per share	$0.05	$0.05	$0.07	$0.15	$0.11	$0.14	$0.18	$0.29

Adjusted Net Income, Adjusted EBIT and Adjusted Diluted Earnings per Share

The following table shows a reconciliation of net income and EBIT to adjusted net income and adjusted EBIT, both of which exclude litigation costs and recoveries. The calculation of adjusted diluted earnings per share and adjusted income tax effective rate is also shown. Management uses these measurements to evaluate the profitability of the business.

Adjusted EBIT, as presented, is supplemental information and is not presented and should not be considered in isolation, or as a substitute for ICT’s consolidated financial information presented under GAAP. There are potentially different definitions of EBIT and ICT’s definition may differ from other definitions.

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share data) (unaudited)	2005	2004	2005	2004
Net income (loss)	$3,895	$(3,543)	$12,175	$(2,693)
Addback:
Income tax provision ( benefit)	1,297	(2,054)	4,133	(1,634)
Interest expense, net	662	524	2,464	1,594

EBIT	$5,854	$(5,073)	$18,772	$(2,733)
Addback litigation costs (recoveries)	(115)	8,446	(3,611)	10,338
Adjusted EBIT	$5,739	$3,373	$15,161	$7,605
Less:
Interest expense, net	662	524	2,464	1,594
Income tax provision, adjusted for the tax effect of the addback for litigation costs (recoveries)	1,269	941	3,402	1,984
Adjusted net income	$3,808	$1,908	$9,295	$4,027
Adjusted diluted earnings per share	$0.29	$0.15	$0.72	$0.31
Shares used in computing adjusted diluted earnings per share	13,098	12,873	12,964	12,886

Adjusted EBIT	$5,739	$3,373	$15,161	$7,605
Less: Interest expense, net	662	524	2,464	1,594

Adjusted earnings before tax	5,077	2,849	12,697	6,011
Adjusted income tax provision	1,269	941	3,402	1,984
Adjusted net income	$3,808	$1,908	$9,295	$4,027
Effective income tax rate, as adjusted	25%	33%	27%	33%

Annualized Return on Equity:

The following chart shows the calculation of the annualized fourth quarter of 2005 return on equity. Net income used in the calculation is adjusted to exclude the effects of litigation costs and recoveries.

(in thousands) (unaudited)
Total Shareholders’ Equity at 9/30/05	$76,180
Total Shareholders’ Equity at 12/31/05	$81,012
Average Shareholders’ Equity		$78,596
Adjusted Net Income	$3,808
Annualized Adjusted Net Income		$15,232
Annualized Return on Equity		19.4%

Annualized Revenue per Average Workstation:

The following chart shows the calculation of quarterly annualized revenue per average workstation. Management uses this metric to evaluate ongoing utilization of the workstations in our contact centers.

(in thousands, except workstation data)	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004
Revenue	$76,579	$70,543	$73,320	$77,700	$77,098	$75,511	$80,395	$92,525
Annualized Revenue	306,316	282,172	293,280	310,800	308,392	302,044	321,580	370,100
Average Workstations	8,172	7,980	8,032	8,248	8,398	8,540	8,677	9,006
Annualized Revenue per Average Workstation	37.48	35.36	36.51	37.68	36.72	35.37	37.06	41.09

	3/31/2005	6/30/2005	9/30/2005	12/31/2005
Revenue	$94,019	$96,991	$99,921	$110,403
Annualized Revenue	376,076	387,964	399,684	441,612
Average Workstations	9,272	9,447	9,911	10,435
Annualized Revenue per Average Workstation	40.56	41.07	40.33	42.32

EBITDA and Adjusted EBITDA

EBITDA is commonly defined as Earnings before Interest, Taxes, Depreciation and Amortization. Management believes that Adjusted EBITDA is a meaningful indicator of profitability for the business. Adjusted EBITDA excludes from EBITDA the effects of special charges (reversals).

Adjusted EBITDA, as presented, is supplemental information and is not presented and should not be considered in isolation, or as a substitute for ICT’s consolidated financial information presented under GAAP. There are potentially different definitions of EBITDA and ICT’s definition may differ from other definitions.

The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

(in thousands) For fiscal years:	1994	1995	1996	1997	1998	1999	2000	2001	2002
Net income (loss), as reported	$898	$1,570	$(7,517)	$2,672	$2,427	$4,745	$6,729	$7,978	$2,968
Addback:
Interest expense, net	511	833	180	(398)	406	801	1,207	1,079	828
Income tax provision or benefit	—	—	(2,998)	1,708	1,549	3,033	4,302	4,506	1,398
Depreciation and Amortization	1,243	1,877	2,792	3,560	5,667	8,004	9,621	11,279	15,443

EBITDA	$2,652	$4,280	$(7,543)	$7,542	$10,049	$16,583	$21,859	$24,842	$20,637

Addback:
Charge related to stock compensation at time of IPO	—	—	12,690	—	—	—	—	—	—
Restructuring charge (reversals)	—	—	—	—	—	—	—	—	8,894
Client claim	—	—	—	—	—	—	—	—	1,409
Litigation costs	—	—	—	—	—	—	—	—	1,673
Writeoff of deferred offering costs	—	—	—	—	—	—	—	—	581
Adjusted EBITDA	$2,652	$4,280	$5,147	$7,542	$10,049	$16,583	$21,859	$24,842	$33,194

(in thousands) For fiscal years:	2003	2004	2005
Net income (loss), as reported	$(1,144)	$(2,693)	$12,175
Addback:
Interest expense, net	1,183	1,594	2,464
Income tax provision or benefit	(856)	(1,634)	4,133
Depreciation and Amortization	17,855	17,822	20,790

EBITDA	$17,038	$15,089	$39,562
Addback:
Charge related to stock compensation at time of IPO	—	—	—
Restructuring charge (reversals)	(686)	—	—
Client claim	—	—	—
Litigation costs	4,693	10,338	(3,611)
Writeoff of deferred offering costs	—	—	—
Adjusted EBITDA	$21,045	$25,427	$35,951

For fiscal quarters ended:	12/31/04	12/31/05
Net income (loss), as reported	$(3,543)	$3,895
Addback:
Interest expense, net	524	662
Income tax provision or (benefit)	(2,054)	1,297
Depreciation and Amortization	4,975	5,365

EBITDA	$(98)	$11,219
Addback:
Litigation costs (recoveries)	8,446	(115)
Adjusted EBITDA	$8,348	$11,104